Exhibit 99.1

T2 Biosystems Announces Clinical Collaboration with Vanderbilt University Medical Center to Implement and Evaluate the T2Bacteria Panel for Clinical Use

LEXINGTON, Mass., June 9, 2023 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced a collaborative relationship with Vanderbilt University Medical Center’s (VUMC) Learning Healthcare System (LHS) Platform, which unites clinical research and clinical operations to evaluate and implement new approaches to care that can improve the health of patients and the community. Through this collaboration, VUMC will implement and evaluate the FDA-cleared T2Bacteria® Panel in a clinical setting and conduct a prospective study to assess the impact of the direct-from-blood T2Bacteria Panel to improve antibiotic usage and clinical interventions for patients with a bloodstream infection.

“Vanderbilt University Medical Center is one of the leading healthcare institutions in the country and we are excited to partner with them to bring our life-saving sepsis pathogen detection products to their patients and providers,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “The Vanderbilt Learning Healthcare System Platform provides a unique opportunity to show the benefit of rapid, culture-independent diagnostics and further demonstrate the value of the T2Bacteria Panel in rapidly identifying causative bacterial pathogens in septic patients.”

About T2Bacteria Panel

The T2Bacteria Panel is the only FDA-cleared diagnostic test able to detect sepsis-causing bacterial pathogens directly from whole blood, in 3 to 5 hours, without the need to wait days for a positive blood culture. The T2Bacteria Panel runs on the fully-automated T2Dx Instrument and simultaneously detects five bacteria species, including E. faecium, S. aureus, K. pneumoniae, P. aeruginosa, and E. coli, and the CE marked version detects the aforementioned pathogens plus A. baumannii. Rapid detection of these pathogens is essential to getting infected patients on appropriate antibiotic therapy and improving clinical outcomes.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, the T2Bacteria® Panel, the T2Candida® Panel, the T2Resistance® Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2Biothreat™ Panel, the T2Cauris™ Panel, and T2Lyme™ Panel, as well as next-generation products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the potential benefit of rapid, culture-independent diagnostics and the ability to demonstrate the value of the T2Bacteria Panel in rapidly identifying causative bacterial pathogens in septic patients, as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2023, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406